Exhibit 99.3

VAPORIN, INC. 4400 BISCAYNE BLVD. MIAMI, FL 33137 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals: 1. To approve the Agreement and Plan of Merger between Vapor Corp. and Vaporin pursuant to which Vaporin, Inc. will merger with and into Vapor Corp. 2. To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Vaporin, Inc. named executive officers that is based on or otherwise relates to the Agreement and Plan of Merger. 3. To approve any adjournment of the meeting for any reason, including, if necessary, to solicit additional proxies if there are not sufficient votes for any of the proposals. For address changes and/or comments, please check this box and write them on the back where indicated. • Please indicate if you plan to attend this meeting. • • Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. M38808-S85082 SPECIAL MEETING OF SHAREHOLDERS FEBRUARY 20, 2015 10 AM NEW YORK TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned(s) hereby appoints SCOTT FROHMAN and JIM MARTIN, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of voting stock of VAPORIN, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholder(s) to be held at 10 AM, New York Time on February 20, 2015, at 4400 Biscayne Boulevard, Miami, Florida 33137, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the proposal to approve the merger (Proposal 1), "FOR" the proposal to approve the executive compensation payable to the Vaporin, Inc. named executive officers related to the merger (Proposal 2), and "FOR" the proposal to approve any adjournment of the meeting for any reason, including, if necessary, to solicit additional proxies if there are not sufficient votes for any of the proposals (Proposal 3). If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting. If you vote by phone or Internet, please DO NOT mail your proxy card. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side